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EXHIBIT 23.1


                     CONSENT OF THE INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated August 29, 2003 (Except for note 24 as to which the date is December 9, 2003), relating to the financial statements of Gold Fields Limited, which appear in Gold Fields Limited's Annual Report on Form 20-F for the year ended June 30, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers Inc
__________________________



PRICEWATERHOUSECOOPERS INC
Chartered Accountants (SA)
Registered Accountants and Auditors
Johannesburg, Republic of South Africa
February 4, 2004